KIRR, MARBACH PARTNERS FUNDS, INC.
           KIRR, MARBACH PARTNERS VALUE FUND
      DISTRIBUTION AND SHAREHOLDER SERVICING PLAN


     The following Distribution and Shareholder
Servicing Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), by Kirr, Marbach Partners
Funds, Inc. (the "Corporation"), a Maryland corporation, on behalf of the Kirr, Marbach Partners
Value Fund (the "Fund"). The Plan has been approved by a majority of the Corporation's Board of Directors, including a majority of the directors who are not interested persons of the Corporation and who have no direct or indirect financial interest in the operation of the Plan or in any Rule 12b-1 Related Agreement (as defined below) (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting on the Plan.

     In approving the Plan, the Board of Directors determined that the Plan would be prudent and in the best interests of the Fund and its shareholders. Such approval by the Board of Directors included a determination, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

     The provisions of the Plan are as follows:

1.   PAYMENTS BY THE CORPORATION

          (a)  The Corporation, on behalf of the Fund,
     will reimburse Rafferty Capital Markets, Inc. (the
     "Distributor"), as principal distributor of the Fund's shares, and any Recipient (as defined below) for expenses incurred in connection with the promotion and distribution of Fund shares and the provision of personal services to Fund shareholders (the "distribution and shareholder servicing fee"), including fees and costs provided for in the Distribution Agreement between the Corporation and the Distributor. The distribution and shareholder servicing fee payable to the Distributor and any Recipient shall not exceed, on an aggregate basis, 0.25% of the average daily net assets of the Fund. The Corporation or the Distributor may pay all or a portion of these fees to any registered securities dealer, financial institution or any other person (the "Recipient") who renders assistance in distributing or promoting the sale of Fund shares, or who provides certain shareholder services to Fund shareholders, pursuant to a written agreement (the "Rule 12b-1
     Related Agreement"), forms of which are attached hereto as Appendix A and Appendix B. To the extent that the Corporation or the Distributor does not pay such fees to such persons, the Distributor may use the fees for its distribution expenses incurred in connection with the sale of Fund shares or any of its shareholder servicing expenses. Payment of these fees to the Distributor and the Recipients shall be made monthly promptly following the close of the month, upon the Distributor and/or the Recipients forwarding to the Corporation a written report or invoice detailing all amounts payable to them pursuant to the Plan and the purpose for which the amounts were expended; provided that the aggregate payments under the Plan to the Distributor and all Recipients shall not exceed 0.25% (on an annualized basis) of the average daily net assets of the Fund. In addition, the Distributor and the Recipients shall furnish the Corporation with such other information as the Corporation's Board of Directors may reasonably request in connection with reimbursements made under the Plan and the use of such payments by the Distributor and/or the Recipients in order to enable the Board of Directors to make an informed determination of whether the Plan should be continued.

          (b)  If the Distributor and/or any Recipient
     is due more monies for its services rendered than are immediately payable because of the expense limitation under Section 1 of this Plan, the unpaid amount shall be carried forward from period to period while the Plan is in effect until such time as it is paid. The Distributor and/or any Recipient shall not, however, be entitled to charge the Fund any interest, carrying or finance fees in connection with any such unpaid amounts carried forward.

2.   RULE 12B-1 RELATED AGREEMENTS

          (a) No Rule 12b-1 Related Agreement shall be entered into, and no payments shall be made pursuant to any Rule 12b-1 Related Agreement, unless such Rule 12b-1 Related Agreement is in writing and has first been delivered to and approved by a vote of a majority of the Corporation's Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related Agreement. The forms of Rule
     12b-1 Related Agreements attached hereto as Appendix A and Appendix B have been approved by the Corporation's Board of Directors as specified above.

          (b)  Any Rule 12b-1 Related Agreement shall
     describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, the compensation to the Recipient.

          (c)  No Rule 12b-1 Related Agreement may be
     entered into unless it provides (i) that it may be terminated at any time, without the payment of any penalty, by vote of a majority of the shareholders of the Fund, or by vote of a majority of the Disinterested Directors, on not more than 60 days' written notice to the other party to the Rule
     12b-1 Related Agreement, and (ii) that it shall automatically terminate in the event of its assignment.

          (d)  Any Rule 12b-1 Related Agreement shall
     continue in effect for a period of more than one year from the date of its execution only if such continuance is specifically approved at least annually by a vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related Agreement.

3.   QUARTERLY REPORTS

          The officers of the Corporation, based on information received from the Distributor and/or the Recipients, shall provide to the Board of Directors, and the Directors shall review, at least quarterly, a written report of all amounts expended pursuant to the Plan. This report shall include the identity of the Recipient of each payment and the purpose for which the amounts were expended and such other information as the Board of Directors may reasonably request.

4.   EFFECTIVE DATE AND DURATION OF THE PLAN

          The Plan shall become effective immediately upon approval by the vote of a majority of the Board of Directors, and of the Disinterested
     Directors, cast in person at a meeting called for the purpose of voting on the approval of the Plan.
     The Plan shall continue in effect for a period of one year from its effective date unless terminated pursuant to its terms. Thereafter, the Plan shall continue from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect at any time by a majority vote of the shareholders of the Fund, or by vote of a majority of the Disinterested Directors.

5.   SELECTION OF DISINTERESTED DIRECTORS

          During the period in which the Plan is
     effective, the selection and nomination of those Directors who are Disinterested Directors of the Corporation shall be committed to the discretion of the Disinterested Directors.

6.   AMENDMENTS

          All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such amendment. In addition, the Plan may not be amended to increase materially the amount to be expended by the Fund hereunder without the approval by a majority vote of the shareholders of the Fund.


                      APPENDIX A

             Rule 12b-1 Related Agreement



Rafferty Capital Markets, Inc.
550 Mamaroneck Avenue
Harrison, New York 10528



                        [date]



[Recipient's Name and Address]



Ladies and Gentlemen:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution and Shareholder Servicing
Plan (the "Plan") adopted by Kirr, Marbach Partners
Funds, Inc. (the "Corporation"), on behalf of the Kirr,
Marbach Partners Value Fund (the "Fund"), a series of the Corporation, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act").
The Plan and this related agreement (the "Rule 12b-1
Related Agreement") have been approved by a majority of the Board of Directors of the Corporation, including a majority of the Board of Directors who are not "interested persons" of the Corporation, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related Agreement (the "Disinterested
Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board of Directors that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund's shareholders.

     1. To the extent you provide distribution and marketing services in the promotion of the Fund's shares, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee as described on Schedule A which shall not exceed
(together with any other fees paid by the Fund under the Plan) 0.25% of the average daily net assets of the Fund (computed on an annual basis). We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

     You agree that all activities conducted under this Rule 12b-1 Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of
1933 and any applicable rules of the NASD.

     2. At the end of each month, you shall furnish us with a written report or invoice detailing all amounts payable to you pursuant to this Rule 12b-1
Related Agreement and the purpose for which such amounts were expended. In addition, you shall furnish us with such other information as shall reasonably be requested by the Board of Directors, on behalf of the Fund, with respect to the fees paid to you pursuant to this Rule 12b-1 Related Agreement.

     3. We shall furnish to the Board of Directors, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

     4. This Rule 12b-1 Related Agreement may be terminated by the vote of (a) a majority of shareholders, or (b) a majority of the Disinterested
Directors, on 60 days' written notice, without payment of any penalty. In addition, this Rule 12b-1 Related
Agreement will be terminated by any act which terminates the Plan or the Distribution Agreement between the Corporation and us and shall terminate immediately in the event of its assignment. This Rule
12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer's accounts following your receipt of such notice.

     5.   This Rule 12b-1 Related Agreement shall
become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-1 Related
Agreement are approved at least annually by a vote of the Board of Directors of the Corporation and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.


                    RAFFERTY CAPITAL MARKETS, INC.,
                    on behalf of the Kirr, Marbach
                    Partners Value Fund


                    By:______________________________
                           (Name and Title)


              Accepted:______________________________

                    _________________________________
                    (Dealer or Service Provider Name)


                    _________________________________
                           (Street Address)

                    __________________________________
                    (City)     (State)       (ZIP)

                    ___________________________________
                           (Telephone No.)

                    ___________________________________
                           (Facsimile No.)


                    By:________________________________
                           (Name and Title)






                      Schedule A


     For all services rendered pursuant to the Rule 12b-
1 Related Agreement, we shall pay you a fee calculated as follows:


                         [fee]





[We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund's current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.]


                      APPENDIX B

             Rule 12b-1 Related Agreement



Kirr, Marbach Partners Funds, Inc.
621 Washington Street
Columbus, Indiana 47201



                        [date]



[Recipient's Name and Address]



Ladies and Gentlemen:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution and Shareholder Servicing
Plan (the "Plan") adopted by Kirr, Marbach Partners
Funds, Inc. (the "Corporation"), on behalf of the Kirr,
Marbach Partners Value Fund (the "Fund"), a series of the Corporation, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act").
The Plan and this related agreement (the "Rule 12b-1
Related Agreement") have been approved by a majority of the Board of Directors of the Corporation, including a majority of the Board of Directors who are not "interested persons" of the Corporation, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related Agreement (the "Disinterested
Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board of Directors that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund's shareholders.

     1. To the extent you provide distribution and marketing services in the promotion of the Fund's shares, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee as described on Schedule A which shall not exceed
(together with any other fees paid by the Fund under the Plan) 0.25% of the average daily net assets of the Fund (computed on an annual basis). We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

     You agree that all activities conducted under this Rule 12b-1 Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of
1933 and any applicable rules of the NASD.

     2. At the end of each month, you shall furnish us with a written report or invoice detailing all amounts payable to you pursuant to this Rule 12b-1
Related Agreement and the purpose for which such amounts were expended. In addition, you shall furnish us with such other information as shall reasonably be requested by the Board of Directors, on behalf of the Fund, with respect to the fees paid to you pursuant to this Rule 12b-1 Related Agreement.

     3. We shall furnish to the Board of Directors, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

     4. This Rule 12b-1 Related Agreement may be terminated by the vote of (a) a majority of shareholders, or (b) a majority of the Disinterested
Directors, on 60 days' written notice, without payment of any penalty. In addition, this Rule 12b-1 Related
Agreement will be terminated by any act which terminates the Plan. This Rule 12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer's accounts following your receipt of such notice.

     5.   This Rule 12b-1 Related Agreement shall
become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-1 Related
Agreement are approved at least annually by a vote of the Board of Directors of the Corporation and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.


                    KIRR, MARBACH PARTNERS FUNDS, INC.,
                    on behalf of the Kirr, Marbach
                    Partners Value Fund


                    By:________________________________
                           (Name and Title)


              Accepted:_________________________________

                    ____________________________________
                    (Dealer or Service Provider Name)


                    _____________________________________
                           (Street Address)

                    _____________________________________
                    (City)     (State)       (ZIP)

                    _____________________________________
                           (Telephone No.)

                    _____________________________________
                           (Facsimile No.)


                    By:___________________________________
                           (Name and Title)





                      Schedule A


     For all services rendered pursuant to the Rule 12b-
1 Related Agreement, we shall pay you a fee calculated as follows:


                         [fee]





[We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund's current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.]